EXHIBIT 10.3

FORM OF
UGI CORPORATION
2021 INCENTIVE AWARD PLAN

ANNUAL RESTRICTED STOCK UNIT AWARD AGREEMENT

This ANNUAL RESTRICTED STOCK UNIT GRANT, dated ___________, _____ (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to you (the “Participant”).
RECITALS
WHEREAS, the UGI Corporation 2021 Incentive Award Plan, as amended (the “Plan”) provides for the grant of Restricted Stock Units with respect to shares of Common Stock of UGI (“Shares”);
WHEREAS, the Compensation and Management Development Committee of the Board of Directors of UGI (the “Committee”) has decided to grant Restricted Stock Units to the Participant on the terms described below; and
WHEREAS, the Participant’s portal in the Morgan Stanley website for Plan participants (the “Grant Summary”) sets forth the number of Restricted Stock Units granted to the Participant in this grant.
NOW, THEREFORE, the parties to this Award Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, UGI hereby grants to the Participant the number of Restricted Stock Units (hereinafter “Stock Unit”) specified in the Grant Summary. The Stock Units will be earned and payable if and to the extent that the conditions of this Award Agreement are met. The Stock Units are granted with Dividend Equivalents (as defined in the Plan).
2.Vesting. The Participant shall earn the right to payment of the Stock Units if the Participant is employed by, or providing service to, the Company through ___________, _____ (the “Vesting Date”).
3.Termination of Employment or Service.
(a)Except as provided immediately below or in Section 6, if the Participant’s employment or service with the Company terminates for any reason (including Termination without Cause (as defined in Section 9) before the Stock Units are fully vested, the unvested Stock Units and all related Dividend Equivalents will be forfeited. If the Participant ceases to be employed by, or provide service to, the Company by reason of one of the following events, then the Participant shall vest in the Stock Units as follows:
(b)Death. In the event of the Participant’s death while employed by, or providing service to, the Company, the Participant shall vest 100% in the Stock Units as of the date of death.
(c)Disability. If the Participant ceases to be employed by, or provide service to, the Company on account of Disability (as defined in Section 9) the Participant shall continue to vest in the Stock Units as if such Participant were still employed and shall become fully vested in the Stock Units on ___________, _____, the Vesting Date.
(d)Retirement. If the Participant ceases to be employed by, or provide service to, the Company on account of Retirement (as defined in Section 9), the Participant shall continue to vest on a pro rata basis in the Stock Units as if such Participant were still employed. The prorated portion shall be calculated based on the number of months the Participant has been employed or provided service to the Company during the period between the Date of Grant and the Vesting Date (the “Vesting Period”) as compared to the full number of months in the Vesting Period as follows: the Participant’s Restricted Stock Units shall be multiplied by a fraction, the numerator of which is the number of completed months the Participant has been employed or provided service to the Company during the Vesting Period and the denominator of which is 36, the full number of months in the Vesting Period.
4.Payment with Respect to Stock Units. When the Stock Units vest in the event of death, Disability or Retirement, or on the Vesting Date, the Company shall pay to the Participant whole Shares equal to the number of Stock Units that have become vested on such date. Payment shall be made within 30 business days after the Vesting Date (except as otherwise required by Section 6 below).
5.Dividend Equivalents with Respect to Stock Units.
(a)Dividend Equivalents shall accrue with respect to the Stock Units and shall be payable subject to the same vesting and other terms as the Stock Units to which they relate. Dividend Equivalents shall be credited with respect to the Stock Units from the Date of Grant until the payment date of the Stock Units (or until they are forfeited). Dividend Equivalents will become vested as the underlying Stock Units vest. If and to the extent that the underlying Stock Units are forfeited, all related Dividend Equivalents shall also be forfeited.
(b)While the Stock Units are outstanding, the Company will keep records of Dividend Equivalents in a bookkeeping account for the Participant. On each payment date for a dividend paid by UGI on its Common Stock, the Company shall credit to the Participant’s account an amount equal to the Dividend Equivalents associated with the Stock Units held by the Participant on the record date for the dividend. No interest will be credited to any such account.
(c)Vested Dividend Equivalents will be paid in cash at the same time and on the same terms as the underlying vested Stock Units are paid.

(d)Notwithstanding anything in this Award Agreement to the contrary, the Participant may not accrue Dividend Equivalents in excess of $1,000,000 during any calendar year under all grants under the Plan.

6.Change in Control.
(a)If a Change in Control occurs, the Stock Units and Dividend Equivalents shall not automatically become payable upon the Change in Control but, instead, shall become payable as described in this Section 6. The Committee may take such other actions with respect to the Stock Units and Dividend Equivalents as it deems appropriate pursuant to the Plan.
(b)If a Change in Control occurs before the Vesting Date, the Committee shall determine whether the Stock Units shall be (i) converted to units with respect to shares or other equity interests of the acquiring company or its parent (“Successor Units”), in which case Dividend Equivalents shall continue to be credited on the Successor Units, or (ii) valued based on the Fair Market Value (as defined in the Plan) of the Stock Units as of the Change in Control date and credited to a bookkeeping account for the Participant, in which case interest shall be credited on the amount so determined at a market rate for the period between the Change in Control date and the applicable payment date. Notwithstanding the provisions of Section 4, all payments on and after a Change in Control shall be made in cash. If alternative (i) above is used, the cash payment shall equal the Fair Market Value on the date of payment of the number of shares or other equity interests underlying the Successor Units, plus accrued Dividend Equivalents. All payments shall be subject to applicable tax withholding.
(c)If a Change in Control occurs and the Participant continues in employment or service through the Vesting Date, the Stock Units (subject to subsection (b)) shall vest on the Vesting Date and shall be paid in cash within 30 days after the Vesting Date. The cash payment shall equal the Fair Market Value on the date of payment of the vested Stock Units (subject to subsection (b)).
(d)If a Change in Control occurs and the Participant has a Termination without Cause or a Good Reason Termination, in either case upon or within two years after the Change in Control date and before the Vesting Date, the Stock Units (subject to subsection (b)) shall vest on the Participant’s separation from service date and shall be paid in cash within 30 days after the Participant’s separation from service, subject to Section 14 below. The cash payment shall equal the Fair Market Value on the date of payment of the vested Stock Units (subject to subsection (b)).
(e)If a Change in Control occurs before the Vesting Date, and the Participant terminates employment or service on account of Retirement, Disability or death upon or after the Change in Control Date and before the Vesting Date, any vested Restricted Stock Units (calculated under Section 3) shall be paid in cash within 30 days after the Participant’s separation from service, subject to Section 14 below; provided that, if required by section 409A, if the Participant’s Retirement, Disability or death occurs more than two years after the Change in Control Date, payment will be made within 2 ½ months following the Vesting Date, and not upon the earlier separation from service.

(f)If a Participant’s employment or service terminates on account of Retirement, death or Disability before a Change in Control, and a Change in Control subsequently occurs before the Vesting Date, any vested amounts (calculated under Section 3) shall be due the Participant. These vested Stock Units shall be paid in cash within 30 days after the Change in Control Date, subject to Section 14 below.
7.Restrictive Covenants.
(a)The Participant acknowledges and agrees that, in consideration for the grant of Stock Units, the Participant agrees to comply with all written restrictive covenants and agreements with the Company, including non-competition, non-solicitation and confidentiality covenants (collectively, the “Restrictive Covenants”).
(b)The Participant acknowledges and agrees that in the event the Participant breaches any of the Restrictive Covenants:
(i)The Committee may in its discretion determine that the Participant shall forfeit the outstanding Stock Units (without regard to whether the Stock Units have vested), and the outstanding Stock Units shall immediately terminate; and
(ii)If the Participant breaches any of the Restrictive Covenants within 12 months following receipt of any shares of Common Stock upon settlement of the Stock Units, the Committee may in its discretion require the Participant to return to the Company any such shares of Common Stock; provided, that if the Participant has disposed of any such shares of Common Stock received upon settlement of the Stock Units, then the Committee may require the Participant to pay to the Company, in cash, the fair market value of such shares of Common Stock as of the date of disposition.
8.Withholding. All payments under this Award Agreement are subject to applicable tax withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal (including FICA), state, local or other taxes that the Company is required to withhold with respect to the payments under this Award Agreement. The Company may withhold from cash distributions to cover required tax withholding, or may withhold Shares to cover required withholding in an amount equal to the minimum applicable withholding amount.
9.Definitions. For purposes of this Award Agreement, the following terms will have the meanings set forth below:
(a)“Change in Control” means a Change in Control of UGI as defined in the Plan.
(b)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
(c)“Company” means UGI and its Subsidiaries (as defined in the Plan).

(d) “Disability” means a long-term disability as defined in the Company’s long-term disability plan applicable to the Participant.
(e)“Employed by, or provide service to, the Company” means employment or service as an employee or director of the Company.
(f)“Good Reason Termination” means a termination of employment or service initiated by the Participant upon or within two years after a Change in Control upon one or more of the following events:
(i)a material diminution in the authority, duties or responsibilities held by the Participant immediately prior to the Change in Control;

(ii)a material diminution in the Participant’s base salary as in effect immediately prior to the Change in Control; or

(iii)a material change in the geographic location at which the Participant must perform services (which, for purposes of this Award Agreement, means the Participant is required to report, other than on a temporary basis (less than 12 months), to a location which is more than 50 miles from the Participant’s principal place of business immediately before the Change in Control, without the Participant’s express written consent).
Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Termination only if the Participant provides written notice to the Company, pursuant to Section 16, specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Termination and the Participant provides such notice within 90 days after the event that gives rise to the Good Reason Termination. Within 30 days after notice has been provided, the Company shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Termination. If the Company does not cure such events or conditions within the 30-day period, the Participant may terminate employment or service with the Company based on Good Reason Termination within 30 days after the expiration of the cure period.

Notwithstanding the foregoing, if the Participant has in effect a Change in Control Agreement with the Company, the term “Good Reason Termination” shall have the meaning given that term in the Change in Control Agreement.

(g)“Retirement” means the Participant’s retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. “Retirement” for other Company employees means termination of employment or service after attaining (i) age 55 with ten or more years of service with the Company or (ii) age 65 with five or more years of service with the Company.
(h) “Termination without Cause” means termination of employment or service by the Company for the convenience of the Company for any reason other than (i) theft, misappropriation of funds or conduct that has an adverse effect on the reputation of the

Company, (ii) conviction of a felony or a crime involving moral turpitude, (iii) material breach of the Company’s written code of conduct, or other material written employment policies, applicable to the Participant, (iv) breach of any written confidentiality, non-competition or non-solicitation covenant between the Participant and the Company, (v) gross misconduct in the performance of duties, or (vi) intentional refusal or failure to perform the material duties of the Participant’s position.
10.Grant Subject to Plan Provisions and Company Policies.
(a)This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of Stock Units and Dividend Equivalents are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) adjustments pursuant to Section 5(d) of the Plan and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)All Shares issued pursuant to this Stock Unit grant shall be subject to the UGI Corporation Stock Ownership Policy. This Stock Unit grant and all Shares issued pursuant to this Stock Unit grant shall be subject to any applicable clawback and other policies implemented by the Board of Directors of UGI, as in effect from time to time.
11.No Employment or Other Rights. The grant of Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
12.No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares related to the Stock Units, unless and until certificates for Shares have been issued to the Participant or successor.
13.Assignment and Transfers. The rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Award Agreement after the Participant’s death shall be paid to the personal representative of the Participant’s estate, or the personal representative under applicable law if the Participant dies intestate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award Agreement may be assigned by the Company without the Participant’s consent.

14.Compliance with Code Section 409A. Notwithstanding the other provisions hereof, this Award Agreement is intended to comply with the requirements of section 409A of the Code, if applicable or an exception, and shall be administered accordingly. Any reference to the Participant’s termination of employment or service shall mean the Participant’s “separation from service,” as such term is defined under section 409A. For purposes of section 409A, each payment of compensation under this Award Agreement shall be treated as a separate payment. Notwithstanding anything in this Award Agreement to the contrary, if the Participant is a “key employee” under section 409A and if payment of any amount under this Award Agreement is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amount shall be delayed as required by section 409A and shall be paid within 10 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of section 409A shall be paid to the personal representative of the Participant’s estate within 60 days after the date of the Participant’s death.
15.Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
16.Notice. Any notice to UGI provided for in this Award Agreement shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
17.Acknowledgment. By accepting this grant through the Morgan Stanley on-line system, the Participant (i) acknowledges receipt of the Plan incorporated herein, (ii) acknowledges that he or she has read the Grant Summary and Award Agreement and understands the terms and conditions of them, (iii) accepts the Stock Units described in this Award Agreement, (iv) agrees to be bound by the terms of the Plan and this Award Agreement, and (v) agrees that all the decisions and determinations of the Board or the Committee shall be final and binding on the Participant and any other person having or claiming a right under this grant.